UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-21886	52-0812977
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BBSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Gregory R. Vaughn, Vice President and Chief Operating Officer—Corporate Operations of Barrett Business Services, Inc. (the “Company”), notified the Company on May 31, 2019, that he plans to retire from his position. Mr. Vaughn’s retirement will take effect on June 30, 2019 (the “Effective Date”). Mr. Vaughn has served as an executive officer of the Company since January 1998.

(e) In order to preserve the Company’s access to Mr. Vaughn’s unique skill set and institutional knowledge of the Company, on May 31, 2019, the Compensation Committee of the Company’s Board of Directors reviewed and approved the terms of a proposed Transition and Separation Agreement (the “Agreement”) between the Company and Mr. Vaughn. Under the Agreement, which was executed on June 3, 2019, Mr. Vaughn will be paid a monthly salary of $2,000 in exchange for performing services for approximately 20 hours per month, during the period from July 1, 2019, through December 31, 2020 (the “Term”). He will also be entitled to health benefits on the same basis as other employees during the Term.

All outstanding awards of restricted stock units held by Mr. Vaughn will become fully vested on the Effective Date, to the extent not previously vested. Mr. Vaughn will not receive any additional stock-based awards under the Company’s 2015 Stock Incentive Plan, and all outstanding performance share awards will be forfeited in full as of the Effective Date. Mr. Vaughn will not be entitled to receive any cash incentive bonus for his services during 2019 or 2020. In addition, the Change in Control Agreement and Death Benefit Agreement he previously entered into with the Company and his participation in the Company’s Nonqualified Deferred Compensation Plan will terminate on the Effective Date.

The Agreement may be terminated by Mr. Vaughn at any time or by the mutual agreement of the parties. The Company may terminate the Agreement for “cause”, including various acts of fraud or dishonesty in the course of Mr. Vaughn’s providing services to the Company, as well as the employment of Mr. Vaughn by a competitor of the Company during the Term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: June 3, 2019	By:	/s/ Gary E. Kramer
Gary E. Kramer Vice President-Finance, Treasurer and Secretary